Exhibit 10.2

                      STATEMENT OF AMENDMENT NUMBER TWO
                     TO THE TRANSITION AGREEMENT BETWEEN
                     VSE CORPORATION AND DONALD M. ERVINE

       This Statement of Amendment Number Two to the Transition Agreement between VSE Corporation and Donald M. Ervine (this "Agreement") is entered into as of December 31, 2008, by and between VSE Corporation, a Delaware corporation (the "Company" or "VSE"), and Donald M. Ervine ("Mr. Ervine"), an individual currently residing in Fairfax, Virginia.

                                  RECITALS:
                                  --------

       R. 1.	Mr. Ervine is currently employed as the Executive Chairman of
VSE's board of directors, pursuant to a Transition Agreement dated as of April 22, 2008 between VSE and Mr. Ervine, as amended by a Statement of Amendment Number One to the Transition Agreement between VSE Corporation and Donald M. Ervine dated as of December 30, 2008 (as so amended, the "Transition Agreement"). Sections of the Transition Agreement that are referenced herein are referred to as "TA Sections." Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transition Agreement.

       R. 2.	To extend the period during which VSE will benefit from the
experience and ability of Mr. Ervine arising from his prior senior VSE positions VSE desires to extend the terms of Mr. Ervine's services under the Transition Agreement (a) as Executive Chairman until March 31, 2009, and (b) as Non-Executive Chairman until March 31, 2011.

       NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings contained in this Agreement, the Company and Mr. Ervine, intending to be bound legally, hereby agree as follows:

1.	Amendments to the Transition Agreement.

        (a)	References to "This Agreement."  Any reference in the Transition
Agreement to "this Agreement" or "This Agreement" shall be deemed to be a reference to the Transition Agreement as defined in and as amended by this Agreement.

        (b)	TA Section 1.  The entire text of TA Section 1 is hereby deleted and replaced with the following:

        Effective as of April 28, 2008, Mr. Ervine resigned as VSE's Chief Executive Officer ("VSE's CEO"), President and Chief Operating Officer. Subject to Section 8, Mr. Ervine will continue to serve hereunder as Chairman in an executive capacity as contemplated by Article V, Section 1 of VSE's bylaws ("Executive Chairman") from April 28, 2008 to
        March 31, 2009. Subject to Section 8, from April 1, 2009 to March 31, 2011, Mr. Ervine will serve hereunder as Chairman, without being either an executive or employee of VSE ("Non-Executive Chairman").

        (c)	TA Section 5.  All references in TA Sections 5(a)(i) and (iv),
5(b), 5(c) and 5(e) to the dates "December 31, 2008," "January 1, 2009" and "December 31, 2010" are hereby deleted and replaced with the dates "March 31, 2009," "April 1, 2009" and "March 31, 2011," respectively.

        (d)	TA Section 5(a).  The following text is hereby added as clause
(v) to TA Section 5(a):

                (v)	Mr. Ervine will participate in VSE's 2006 Restricted
                        Stock Plan at his current salary base of $360,000 per annum and will be eligible, on a pro rata basis (being one fourth of the restricted stock award that Mr. Ervine would have otherwise been entitled had he been a participant for the entire fiscal year), for restricted stock awards in respect of VSE's fiscal year ending December 31, 2009, that will be awarded and paid to Mr. Ervine on or before March 15, 2010. Mr. Ervine's participation, eligibility and related rights and benefits set forth above in this Section 5(a)(v) shall not be adversely affected by Mr. Ervine not being a VSE employee, whether hereunder or otherwise, after March 31, 2009.

        (e)	TA Section 8(c).  All references in TA Section 8(c) to the dates
"December 31, 2008" and "December 31, 2010" are hereby deleted and replaced with the dates "March 31, 2009" and "March 31, 2011," respectively.

2.	Other Provisions.  This Agreement shall be governed by, and construed and enforced in accordance with, TA Sections 9, 10, 11, 12, 13, 14, 15 and 16.

3.	Effect of Agreement.  As amended above, the terms and conditions of the
Transition Agreement remain in full force and effect and shall supersede any obligations and rights of the Company and its subsidiaries, on the one hand, and Mr. Ervine, on the other hand, respecting Mr. Ervine's employment, mentoring, consulting and advisory services, and compensation and benefits in respect of such services on or after April 28, 2008.

       IN WITNESS WHEREOF, VSE and Mr. Ervine have duly executed this Agreement as of the date first above written.


                               VSE CORPORATION

	                       By:    /s/ C. S. Weber
                                      ---------------------------
                        	      C. S. Weber,
                                      Executive Vice President

	 		       By:    /s/ Donald M. Ervine
                                      ---------------------------
                                      Donald M. Ervine